Exhibit 4.4
WARRANT AGREEMENT
     This Warrant Agreement (the “Agreement”) is made as of ______, 2010, by and between Planet Beach Franchising Corporation, a Delaware corporation (the “Company”), and Registrar and Transfer Company (the “Warrant Agent”).
RECITALS:
     WHEREAS, the Company, at or about the time that it is entering into this Agreement, proposes to issue and sell to public investors up to 4,312,500 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, $0.0001 par value (the “Common Stock”), and one redeemable warrant to purchase one share of Common Stock of the Company (the “Unit Warrants”);
     WHEREAS, the Company has engaged C. K. Cooper & Company, Inc. (“CKCC”), as the underwriters’ representative and book-running manager, in connection with the public offering of the Units;
     WHEREAS, the Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with, among other things, the issuance, transfer, exchange and replacement, as the case may be, of the certificates evidencing the Unit Warrants to be issued under this Agreement (the “Warrant Certificates”); and
     WHEREAS, the Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Unit Warrants and the rights of the registered holders of record thereof (the “Holders”), and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Holder is an intended beneficiary of this Agreement with respect to the rights of Holders herein.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:
     1. Definitions of Certain Terms. In addition to the terms defined in the Recitals above and elsewhere in this Agreement, the following terms have the following meanings:
          (a) “Business Day” means a day on which banks are open for business in the city of New York.
          (b) “Commission” means the U.S. Securities and Exchange Commission.

          (c) “Effective Date” means the date that the Registration Statement was declared effective by the Commission.
          (d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (e) “Fair Market Value” means, on any given day: (A) if the class of securities are exchange-traded, the average of the closing sales prices per share of such class of securities for the ten (10) consecutive trading days ending on the day that is two (2) trading days prior to the applicable date of determination of Fair Market Value; or (B) if the class of securities is not listed or admitted to trading on any securities exchange but is regularly traded in any over-the-counter market, then the average of the bid and ask prices per share of such class of securities for the ten (10) consecutive trading days ending on the day that is two (2) trading days prior to the applicable date of determination of Fair Market Value; or (C) if the class of securities is not traded as described in clauses (A) or (B) immediately above, then the per share fair market value of the class of securities as determined in good faith by the Company’s Board of Directors.
          (f) “FINRA” means the Financial Industry Regulatory Authority, Inc.
          (g) “Registration Statement” means the registration statement of the Company on Form S-1 (File No. 333 — 165879), with respect to the registration under the Securities Act of the Units, and any amendments thereto and any information deemed to be included therein pursuant to Rules 424(b) and 430A under the Securities Act.
          (h) “Securities Act” means the Securities Act of 1933, as amended.
     2. Warrants. Subject to Section 9 below, each Unit Warrant may be exercised by the Holder thereof, in whole or in part, at any time or from time to time, during the Exercise Period (as defined in Section 3 below), for one fully paid and non-assessable share of Common Stock (each, a “Share”), for an exercise price equal to $______ per Share (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 14 below. The exercise procedures are set forth in Section 7 below.
     3. Exercise Period. Subject to Section 9 below, the Unit Warrants may be exercised at any time during the period (the “Exercise Period”) commencing as of 9:30:01 a.m., New York time, on ______, 2010, and ending as of 5:00 p.m., New York time, on ______, 2013 (“Expiration Time”). After the Expiration Time, any unexercised Unit Warrants will be void and all rights of Holders shall cease.
     4. Execution of Warrant Certificates. Warrant Certificates shall be in registered form only and shall be substantially in the form set forth as Exhibit A attached to this Agreement and incorporated by reference herein. Warrant Certificates shall be signed by the President and Secretary, respectively, of the Company, and shall bear the Company’s corporate seal. If any officer, whose signature has been placed upon any Warrant Certificate, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate may nonetheless be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.
     5. Countersigning. Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Holder any Warrant Certificate which is properly issued.
     6. Registration of Transfer and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Holder or a duly authorized attorney-in-fact. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee, and the surrendered Warrant Certificate shall be cancelled.
     7. Exercise of Warrants.
          (a) Subject to the terms of the Unit Warrant and this Agreement, including Section 13 hereof, a Unit Warrant shall be exercised by the Holder by (i) surrendering to the Warrant Agent the Warrant Certificate with the exercise form on the reverse of such Warrant Certificate duly completed and executed, and (ii) remitting payment to the Warrant Agent of an amount in cash equal to the product of the Exercise Price multiplied by the number of Shares being purchased upon such exercise, with such payment being in the form of a personal or business check drawn on a U.S. bank and payable to the Warrant Agent.
          (b) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Unit Warrants are then being exercised, the Warrant Agent shall requisition certificates for the Shares, and, upon receipt, shall make delivery thereof evidencing the total number of whole Shares for which Unit Warrants are then being exercised, in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Holder. Such certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are being issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided that if the transfer books of the Company with respect to the Shares shall be closed, the certificates for the Shares issuable upon exercise of the Unit Warrants shall be issued as of the date on which such books shall next be open, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares as of the date on which such books shall next be open (whether before, on or after the Expiration Time) and until such date the Warrant Agent shall be under no duty to deliver any certificate for such Shares.
          (c) If less than all of a Holder’s Unit Warrants are exercised upon a single occasion, a new Warrant Certificate for the balance of the Unit Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Holder until the Expiration Time.
          (d) All Warrant Certificates surrendered upon exercise shall be cancelled.

          (e) Upon the exercise of any Unit Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a mutually agreed-upon, federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the Share certificate(s) representing the exercised Unit Warrants to be issued.
          (f) Expenses incurred by the Warrant Agent will be paid by the Company. A detailed accounting statement relating to the number of Unit Warrants exercised, names and registered Holder(s), and the amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.
     8. Warrant Solicitation and Warrant Solicitation Fee.
          (a) The Company has engaged CKCC, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Unit Warrants. The Company will, at its cost, (i) assist CKCC with respect to such solicitation, if requested by CKCC, and (ii) provide CKCC, and instruct the Warrant Agent to deliver to CKCC, lists of the record and, to the extent known, beneficial owners of the Company’s Unit Warrants. The Company hereby instructs the Warrant Agent to cooperate with CKCC in every respect in connection with CKCC’s solicitation activities, including, but not limited to, providing to CKCC, at the Company’s cost, a list of record and beneficial holders of the Unit Warrants and circulating a prospectus or offering circular disclosing the compensation arrangements referenced in Section 8(b) below to holders of the Unit Warrants at the time of exercise of the Unit Warrants. In addition to the conditions set forth in Section 8(b), CKCC shall accept payment of the warrant solicitation fee provided in Section 8(b) only if permitted under the rules and regulations of the FINRA and only to the extent that a holder who exercises Unit Warrants specifically designates, in writing, that CKCC solicited the exercise.
          (b) In each instance in which a Unit Warrant is exercised, the Warrant Agent shall promptly give written notice of such exercise to the Company and CKCC (such notice, the “Warrant Agent’s Exercise Notice”). For each Unit Warrant that is exercised more than one year following the Effective Date, in connection with which (i) the Fair Market Value of the Common Stock is greater than the Exercise Price, (ii) disclosure of compensation arrangements between the Company and CKCC with respect to the solicitation of the exercise of the Unit Warrants was made both in the Registration Statement and at the time of exercise, (iii) the Holder of the Unit Warrant confirms in writing that the exercise of the Unit Warrant was solicited by CKCC, (iv) the Unit Warrant was not held in a discretionary account, and (v) the solicitation of the exercise of the Unit Warrant was not in violation of Regulation M (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Exchange Act, then, in each such instance, the Company shall pay a fee in cash equal to 5.0% of the Exercise Price (the “Solicitation Fee”) to CKCC, provided that CKCC delivers to the Company within ten (10) Business Days from the date on which CKCC has received the Warrant Agent’s Exercise Notice, a certificate that the conditions set forth in the preceding clauses (iii), (iv) and (v) have been satisfied (the “Solicitation Certificate”). The Company shall pay the Solicitation Fee to CKCC by wire transfer in immediately available U.S. funds to an account designated by CKCC within three (3) Business Days following the date on which CKCC delivers the Solicitation Certificate to the Company, provided, however, that the Company shall not be obligated to pay the Solicitation Fee until the proceeds from the exercise of the Warrants shall have been disbursed by the Warrant Agent to the Company in accordance with section 7(e) hereof. Notwithstanding the foregoing, no fee will be paid to CKCC with respect to the exercise by CKCC or its affiliates of any warrants purchased by it or them and still held by it or them for its or their own account.

CKCC and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Unit Warrants.
          (c) The provisions of this Section 8 may not be modified, amended or deleted without the prior written consent of CKCC, who is an intended beneficiary of this Agreement with respect to the rights granted to it herein.
     9. Redemption of Warrants.
          (a) The outstanding Unit Warrants may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, by giving not less than fifteen (15) calendar days prior written notice as provided in Section 9(c) below (the “Redemption Notice”), which notice may not be given before, but may be given at any time after, the date on which the closing price of the Common Stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $______ for at least ten (10) consecutive trading days during the Exercise Period. The Redemption Notice shall specify the date on which the Company shall redeem the Unit Warrants (such date, the “Redemption Date”).
          (b) The price at which Unit Warrants may be redeemed (the “Redemption Price”) is $0.10 per Unit Warrant. From and after the Redemption Date, all rights of the Holders with respect to the redeemed Unit Warrant, except the right to receive the applicable Redemption Price, shall terminate, but only if no later than two (2) Business Days prior to the Redemption Date, the Company shall have irrevocably deposited with the Warrant Agent, as paying agent, a sufficient amount to pay the Redemption Price on the Redemption Date for all Unit Warrants called for redemption. The Holders of redeemed Unit Warrants shall be entitled to payment of the Redemption Price upon surrender of the Warrant Certificates of such redeemed Unit Warrants to the Company at the office of the Warrant Agent.
          (c) The Redemption Notice shall be given at least fifteen (15) calendar days prior to the Redemption Date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Warrant Agent and to all of the Holders of Unit Warrants at their respective addresses appearing on the books or transfer records of the Warrant Agent. A Redemption Notice, once mailed by the Company, shall be irrevocable; provided, however, that if the Company fails to make a sufficient deposit with the Warrant Agent as provided herein, the Redemption Notice and redemption indicated therein shall be revoked and deemed a nullity as to the pro-rata portion of the Unit Warrants not covered by the deposited funds.
          (d) On the Redemption Date, the Warrant Agent shall pay to the Holders of redeemed Unit Warrants all monies received by the Warrant Agent from the Company for the redemption of Unit Warrants to which the Holders of such redeemed Unit Warrants who shall have surrendered their Warrant Certificates are entitled. The Warrant Agent shall have no obligation to pay for the redemption of Unit Warrants except to the extent that funds for such payment have been provided to it by the Company.
          (e) All amounts deposited with the Warrant Agent that are not required for redemption of Unit Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent that shall be unclaimed for six months after the Redemption Date shall be delivered back to the Company, and thereafter the Holders of the Unit Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment, it being understood that the Warrant Agent shall be under no obligation to report or remit unclaimed property to appropriate states in compliance with applicable law. The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services hereunder will be in the Warrant Agent’s name and that the Warrant Agent may receive investment earnings in connection with the funds held in those accounts from time to time.
          (f) Notwithstanding anything to the contrary in this Section 9, the Company may not provide any Redemption Notice at any time at which the Unit Warrants are not currently exercisable as a result of the application of Section 13 below. If, during the period between the Redemption Notice and the Redemption Date, the Unit Warrants become not currently exercisable as a result of the application of Section 13, then the Redemption Date shall be extended to be the tenth (10th) Business Day after such restriction on exercise lapses.
          (g) Notwithstanding anything to the contrary in this Section 9, a Holder may elect, at any time during the period between receipt of the Redemption Notice and two (2) Business Days prior to the Redemption Date, to exercise such Holder’s Unit Warrant in accordance with the procedures set forth in this Agreement, including Sections 2 and 7 hereof.
     10. Taxes. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Unit Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Holder upon the exercise of any Unit Warrant.
     11. Mutilated or Missing Warrant Certificates. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate. In the case of loss, theft or destruction of any Warrant Certificate, the Holder requesting issuance of a new Warrant Certificate shall be required to secure an indemnity bond from an approved surety bonding company. In the event a Warrant Certificate is mutilated, such Warrant Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Warrant Agent may prescribe.
     12. Reservation of Shares. For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of Unit Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Unit Warrants and such Shares will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.
     13. Governmental or Regulatory Restrictions. If any Shares issuable upon the exercise of Unit Warrants require registration or approval of any governmental or regulatory authority, the Company will use all commercially reasonable efforts to cause such Shares to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Unit Warrants, including, without limitation, filing any and all post-effective amendments and/or prospectus supplements to the Company’s Registration Statement necessary to permit a public offering of the Shares underlying the Unit Warrants at any and all times during the term of this Agreement; provided, however, that in no event shall such Shares be issued, and the Company is authorized to refuse to honor the exercise of any Unit Warrant, if such exercise would result in, in the opinion of the Company’s Board of Directors, upon advice of counsel, the violation of any applicable law. If, at the Expiration Time, the Unit Warrants are not currently exercisable as a result of the provisions of this Section 13, the Expiration Time shall be extended automatically to a date that is thirty (30) calendar days following notice to the Holders that the Unit Warrants are again exercisable and references to the Expiration Time herein shall thereafter refer to such extended Expiration Time.
     14. Adjustments.
          (a) If prior to the exercise of any Unit Warrants, the Company shall have effected one or more stock splits, stock dividends or other increases or reductions of the number of shares of Common Stock outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Unit Warrants shall (i) if a net increase shall have been effected in the number of outstanding shares of the Common Stock, be proportionately increased, and the Exercise Price payable per share shall be proportionately reduced, and (ii) if a net reduction shall have been effected in the number of outstanding shares of the Common Stock, be proportionately reduced and the Exercise Price payable per share be proportionately increased.
          (b) In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Section 14(a) above), any Holder, upon exercise of the Unit Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Unit Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 14 with respect to the rights and interests thereafter of the Holders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 14 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Unit Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Unit Warrants.
          (c) In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Unit Warrant then outstanding shall have the right thereafter (until the Expiration Time) to receive, upon exercise of such Unit Warrant, the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Unit Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 14.
     15. Notice to Holders. Upon any adjustment as described in Section 14, the Company within twenty (20) calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by an officer of the Company setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein (absent manifest error), (ii) cause written notice of such adjustments to be given to each Holder as of the record date applicable to such adjustment. Also, if the Company proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least 20 days prior to such action to all Holders, which notice shall set forth such facts and indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Unit Warrants. Without limiting the obligation of the Company hereunder to provide notice to each Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.
     16. No Fractional Warrants or Shares. The Company shall not be required to issue fractions of Shares issuable upon exercise of the Unit Warrants, upon the reissue of Unit Warrants, or any adjustments as described in Section 14 or otherwise. Rather, the Company, in lieu of issuing any such fractional interest, shall round up or down to the nearest full Share issuable upon exercise of the Unit Warrant. If the total Unit Warrants surrendered by exercise would result in the issuance of a fractional share, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full Share.
     17. Rights of Holders. No Holder, as such, shall have any rights of a stockholder of the Company, either at law or in equity, and the rights of a Holder, as such, are limited to those rights expressly provided in this Agreement and the Warrant Certificate. The Company and the Warrant Agent may treat the registered Holder in respect of any Unit Warrant as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.
     18. Warrant Agent. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Holder, by acceptance of his Warrant Certificates, shall be bound:
          (a) Statements contained in this Agreement and in the Warrant Certificate shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.
          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company’s covenants contained in this Agreement or in the Warrant Certificates.
          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.
          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.
          (e) The Company agrees to pay to the Warrant Agent the compensation set forth on Exhibit B for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the execution of this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent’s gross negligence or bad faith or willful misconduct.
          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Unit Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders as their respective rights or interest may appear.
          (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Unit Warrants or other securities of the Company or become interested in any pecuniary manner in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     19. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder with the same powers, rights, responsibilities and obligations of the Warrant Agent without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.
     20. Change of Warrant Agent. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after discharging the Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. Any successor Warrant Agent shall be a bank or a trust company, in good standing, organized under the laws of the United States of America, having at the time of its appointment as Warrant Agent, a combined capital and surplus of at least five million dollars (U.S.$5,000,000). After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer.
     Failure to give any notice provided for in the section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.
     21. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sent by facsimile, mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
To the Company:
Planet Beach Franchising Corporation
5145 Taravella Road
Marrero, Louisiana 70072
Attn: Stephen P. Smith
Facsimile: 504-361-5540

To the Warrant Agent:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
To the Holders: At their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.
     All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next Business Day; (iii) two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
     22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable.
     23. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent, the Holders and CKCC shall bind and inure to the benefit of their respective successors and assigns hereunder.
     24. Termination. This Agreement shall terminate at the close of business on the Expiration Time or such earlier date upon which all Unit Warrants have been exercised or redeemed. The provisions of Section 18 shall survive such termination.
     25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to conflict of law principles, and notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.
     26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent, the Holders and CKCC any legal or equitable right, remedy or claim under this Agreement.
     27. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     28. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

     29. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and no party shall be required to produce an original or all of such counterparts in making such proof.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Warrant Agreement to be executed by one of its officers thereunto duly authorized as of the date first set forth above.

PLANET BEACH FRANCHISING CORPORATION
By:
Name:
Title:

REGISTRAR AND TRANSFER COMPANY
By:
Name:
Title:

EXHIBIT A
FORM OF WARRANT CERTIFICATE
VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013
UNIT WARRANTS TO PURCHASE COMMON STOCK
No. ______-
No. of Unit Warrants:
CUSIP
PLANET BEACH FRANCHISING CORPORATION
     THIS CERTIFIES THAT                     , or its registered assigns, is the registered holder of the number of Unit Warrants (“Warrants”) set forth above. Each Warrant entitles the holder thereof to purchase from Planet Beach Franchising Corporation, a Delaware corporation (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, dated as of                     , 2010, by and between the Company and Registrar and Transfer Company (the “Warrant Agreement”), during the period (the “Exercise Period”) commencing as of 9:30:01 a.m., New York time, on                     , 2010, and ending as of 5:00 p.m., New York time, on                     , 2013 (“Expiration Time”), one (1) fully paid and non-assessable share of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). Any capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Warrant Agreement.
     The Warrants may be exercised by delivery to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, (or to the address of any successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company), of:
     (i) this Warrant Certificate, with the exercise form attached hereto duly completed and executed; and
     (ii) payment of the Exercise Price to the order of [                    ].
     Notwithstanding anything else in this Warrant Certificate, or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Shares is current. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of common stock or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.
     This Warrant will expire as of the Expiration Time if it is not exercised prior to such time by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date in accordance with the terms of the Warrant Agreement.
     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at its corporate offices.
     The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor as provided in the Warrant Agreement.
     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
     This Warrant Certificate, with or without other certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or certificates evidencing the number of Warrants not so exercised.
     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     The terms and provisions of this Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to conflicts of law principles.

     WITNESS the signatures of the duly authorized officers of Planet Beach Franchising Corporation and its corporate seal.

By:		By:

	Title:		Title:

(CORPORATE SEAL)
Countersigned:
REGISTRAR AND TRANSFER COMPANY
By: ______________________________
                     Authorized Officer

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM:	as tenants in common
TEN ENT:	as tenants by the entireties
JT TEN:	as joint tenants with right
of survivorship and not as
tenants in common
UNIF GIFT MIN ACT ___________________________________ Custodian ___________________________________
(Cust)
(Minor)
under Uniform Gifts to Minors Act
(State)
UNIF TRF MIN ACT ___________________________________ Custodian ___________________________________
(Cust)
(Minor)
under Uniform Transfers to Minors Act
(State)

FORM OF EXERCISE
(To be executed upon exercise of Unit Warrant)
To: Planet Beach Franchising Corporation
     The undersigned, pursuant to the provisions set forth in the Warrant Certificate and Warrant Agreement, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of Planet Beach Franchising Corporation (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash by certified or bank cashier’s check in the amount of $                    .
     Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.
Name:

Address:

SS#/TIN#:

Signature(s):

(This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.)
Date:

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)
FOR VALUE RECEIVED, the undersigned Registered Holder,                                         , hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

(Please insert social security or tax identification
number of Registered Holder)
                     of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                          attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.
Date:

Signature(s):
(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:
(The signature(s) should be guaranteed by an eligible institution pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.)

EXHIBIT B
TERMS OF WARRANT AGENT COMPENSATION